Exhibit 3.149

CERTIFICATE OF LIMITED PARTNERSHIP OF TEXAS GENCO, LP	FILED In the Office of the Secretary of State of Texas DEC 21 2001 Corporations Section

This Certificate of Limited Partnership of Texas Genco, LP is being executed and filed by the undersigned General Partner (the “General Partner”) to form a limited partnership pursuant to Section 2.01(a) of the Texas Revised Limited Partnership Act (the “Act”). The undersigned does hereby agree that the Certificate of Limited Partnership of the Partnership shall read in its entirety as follows:

ARTICLE I

The name of the limited partnership is Texas Genco, LP.

ARTICLE II

The address of the registered office of the Partnership is 1020 Main Street, Suite 1150, Houston, Texas 77002, and the name of the registered agent for service of process of the Partnership required to be maintained by Section 1.06 of the Act at such address is CT Corporation System.

ARTICLE III

The address of the principal office in the United States where records are required to be kept or made available under Section 1.07 of the Act is 1111 Louisiana, Houston, Texas 77002.

ARTICLE IV

The name, mailing address and street address of the business of the General Partner are:

Texas Genco GP, LLC
1111 Louisiana
Houston, Texas 77002

IN WITNESS WHEREOF, the General Partner has executed this Certificate as of December 21, 2001.

TEXAS GENCO GP, LLC

By:	/s/ Richard B. Dauphin
Name: Richard B. Dauphin
Title: Assistant Corporate Secretary

State of Delaware

Office of the Secretary of State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “TEXAS GENCO LP, LLC”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF DECEMBER, A.D. 2001, AT 5 O’CLOCK P.M.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

3469190 8100		AUTHENTICATION:	1514761

010652232		DATE:	12-19-01

CERTIFICATE OF FORMATION

OF

TEXAS GENCO LP, LLC

This Certificate of Formation of Texas Genco LP,LLC (the “Company”) is being executed and filed by the undersigned authorized person for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.).

ARTICLE I

The name of the Company is Texas Genco LP, LLC.

ARTICLE II

The address of the registered office of the Company in the County of New Castle, State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent of the Company at such address is The Corporation. Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on December 18, 2001.

/s/ Patricia F. Genzel
Patricia F. Genzel
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 12/12/2001
010653232 - 3469190

TEXAS GENCO HOLDINGS, INC.
1111 LOUISIANA
HOUSTON, TEXAS 77002

CONSENT TO USE OF NAME

Texas Genco, LP, a limited partnership not yet in existence, desires to carry on its business under the name  “Texas Genco, LP.” The undersigned, as Assistant Corporate Secretary for Texas Genco Holdings, Inc., hereby consents to the organization and qualification of and use of the name “Texas Genco, LP” by Texas Genco, LP.

IN WITNESS WHEREOF, the undersigned has executed this consent as of December 18, 2001.

/s/ Richard B. Dauphin
Richard B. Dauphin
Assistant Corporate Secretary

CERTIFICATE OF CORRECTION FOR TEXAS GENCO, LP	FILED In the Office of the Secretary of State of Texas FEB 04 2002 Corporations Section

This Certificate of Correction (this “Certificate”) is being filed by the undersigned pursuant to Section 2.13 of the Texas Revised Limited Partnership Act:

ARTICLE I

The name of the limited partnership is Texas Genco, LP (the “Partnership”).

ARTICLE II

The document to be corrected is the Certificate of Limited Partnership of the Partnership, filed with the Secretary of State of the State of Texas on December 21, 2001 (the “Original Certificate”).

ARTICLE III

This Certificate is correcting the street number of the address of the registered office of the Partnership set forth in Article II of the Original Certificate.

ARTICLE IV

As corrected, the text of Article II of the Original Certificate shall read in its entirety as follows:

The address of the registered office of the Partnership is 1021 Main Street, Suite 1150, Houston, Texas 77002, and the name of the registered agent for service of process of the Partnership required to be maintained by Section 1.06 of the Act at such address is CT Corporation System.

IN WITNESS WHEREOF, the General Partner of the Partnership has executed this Certificate on January 31, 2002, to be effective as of December 21, 2001.

TEXAS GENCO GP, LLC, general partner

By:	/s/ David G. Tees
Name: David G. Tees
Title: Manager

CERTIFICATE OF MERGER OF TEXAS GENCO, LP AND TEXAS GENCO II, LP	FILED In the Office of the Secretary of State of Texas DEC 10 2004 Corporations Section

In accordance with the provisions of Section 2.11 of the Texas Revised Limited Partnership Act (the “TRLPA”) the undersigned constituent entities submit the following Certificate of Merger adopted for filing and hereby certify that:

1.                            The name and state of formation or organization of each of the constituent entities which are to merge are as follows:

State of Formation
Name of Entity	Type of Entity	or Organization

Texas Genco, LP	Limited Partnership	Texas

Texas Genco II, LP	Limited Partnership	Texas

2.    The name and organizational form of the surviving entities of the Merger (as defined below) are as follows:

Name of Surviving Entity	Organizational Form of Surviving Entity

Texas Genco, LP	Limited Partnership

Texas Genco II, LP	Limited Partnership

3.                            The Agreement and Plan of Merger dated as of December 10, 2004 (the “Plan of Merger”) between Texas Genco, LP, a Texas limited partnership (“Genco LP”), and Texas Genco II, LP, a Texas limited partnership (“Genco II LP”), providing for the multiple survivor merger of Genco LP and Genco II LP on the terms and conditions set forth therein (the “Merger”), has been approved, adopted, executed and acknowledged by each of Genco LP and Genco II LP in accordance with the requirements of the TRLPA. A copy of the Plan of Merger is attached to this Certificate of Merger as Exhibit A.

4.                            The Plan of Merger has been duly authorized by Genco LP and Genco II LP by all action required by the laws under which each such entity is organized and by the constituent documents of each such entity.

5.                            There shall be no change (through amendment, restatement or otherwise) to the Certificate of Limited Partnership of Genco LP or to the Certificate of Limited Partnership of Genco II LP to be effected by the Merger.

6.                            An executed copy of the Plan of Merger is on file at the principal place of business of Genco LP at 1111 Louisiana Street, Houston, Texas 77002 and at the principal place of business of Genco II LP at 1111 Louisiana Street, Houston, Texas 77002.

7.                            A copy of the Plan of Merger will be furnished by Genco LP and Genco II LP on written request and without cost to any creditor or obligee of Genco LP or Genco II LP at the time of the Merger if the obligation is then outstanding.

8.                            Genco LP and Genco II LP have each complied with the provisions of their respective limited partnership agreements regarding furnishing partners copies or summaries of the Plan of Merger or notices regarding the Merger.

9.                            The Merger shall become effective at 11:30 a.m. (Central Standard Time) on December 13, 2004.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Merger as of the 10th day of December, 2004.

TEXAS GENCO, LP,
a Texas limited partnership

BY:	Texas Genco GP, LLC, its General Partner

BY:	/s/ David G. Tees
Name: David G. Tees
Title: President

TEXAS GENCO II, LP,
a Texas limited partnership

BY:	Texas Genco II GP, LLC, its General Partner

BY:	/s/ David G. Tees
Name: David G. Tees
Title: President

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

OF

TEXAS GENCO, LP

AND

TEXAS GENCO II, LP

This Agreement and Plan of Merger (“Plan of Merger”) made as of the 10th day of December, 2004, pursuant to Section 2.11 of the Texas Revised Limited Partnership Act (the “TRLPA”), by and between Texas Genco, LP, a Texas limited partnership (“Genco LP”), and Texas Genco II, LP, a Texas limited partnership (“Genco II LP”), said entities being hereinafter sometimes collectively called the “Surviving Entities.”

WITNESSETH

WHEREAS, CenterPoint Energy, Inc., a Texas corporation (“CenterPoint”), Utility Holding, LLC, a Delaware limited liability company and wholly owned subsidiary of CenterPoint (“Utility Holding”), NN Houston Sub, Inc., a Texas corporation and a direct wholly owned subsidiary of Utility Holding (“Merger Sub”), Texas Genco Holdings, Inc., a Texas corporation (“Genco Holdings”), Texas Genco LLC (formerly known as GC Power Acquisition LLC), a Delaware limited liability company (“Buyer”), and HPC Merger Sub, Inc., a Texas corporation and a wholly owned subsidiary of Buyer (“STP Merger Sub”), have entered into that certain Transaction Agreement, dated as of July 21, 2004 (the “Transaction Agreement”);

WHEREAS, Section 2.1 of the Transaction Agreement contemplates a multiple survivor merger of Genco LP and Genco II LP in accordance with the terms and conditions of this Plan of Merger (the “Merger”);

WHEREAS, pursuant to its Agreement of Limited Partnership, Genco LP currently has one general partner, which is entitled to manage the limited partnership and that general partner is Texas Genco GP, LLC, a Texas limited liability company (“Genco GP”);

WHEREAS, Genco GP has adopted resolutions approving the Merger upon the terms and conditions hereinafter set forth and approving this Plan of Merger in accordance with the applicable provisions of the TRLPA and the constituent documents of Genco GP;

WHEREAS, pursuant to its Agreement of Limited Partnership, Genco II LP currently has one general partner, which is entitled to manage the limited partnership and that general partner is Texas Genco II GP, LLC, a Texas limited liability company (“Genco II GP”); and

WHEREAS, Genco II GP has adopted resolutions approving the Merger upon the terms and conditions hereinafter set forth and approving this Plan of Merger in accordance with the applicable provisions of the TRLPA and the constituent documents of Genco II GP;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of prescribing the terms and conditions of the Merger, the mode of carrying it into effect, the manner and basis of allocating ownership interests of each of the Surviving Entities and such other details and provisions of the Merger as are deemed necessary or desirable, the parties hereto have agreed and covenanted, and do hereby agree and covenant, as follows:

1.                            At the time contemplated by Section 2.1 of the Transaction Agreement, the parties hereto shall cause the Merger to be consummated by filing the certificate of merger (“Certificate of Merger”) with the Secretary of State of the State of Texas (the “Secretary of State”) in such form as is required by, and executed in accordance with, the relevant provisions of the TRLPA and shall make any other filings or recordings required under the TRLPA. The date and time of the issuance of a certificate of merger (or such later date and time, if any, specified in the certificate of merger) by the Secretary of State pursuant to Section 2.11 of the TRLPA, being the “Effective Time.” When the Merger contemplated by this Plan of Merger shall become effective under the TRLPA, the Surviving Entities shall each continue in existence under the laws of the State of Texas.

2.                            At the Effective Time:

(a) Each of the Surviving Entities shall maintain their separate existence and each shall continue as a surviving business entity under the same name.

(b) There shall be no change (through conversion, exchange or otherwise) to the partnership interests of Genco LP or Genco II LP.

(c) There shall be no change (through amendment, restatement or otherwise) to the Certificate of Limited Partnership of Genco LP or Genco II LP.

(d) Genco GP shall continue as the sole general partner of Genco LP, and Texas Genco LP, LLC shall continue as the sole limited partner of Genco LP.

(e) Genco II GP shall continue as the sole general partner of Genco II LP, and Texas Genco LP, LLC shall continue as the sole limited partner of Genco II LP.

(f) All of Genco II LP’s right, title and interest in and to any and all real estate and other property (including any assets, rights, claims, contracts and permits) owned by Genco II LP shall be allocated to and vested in Genco II LP without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon.

(g) All of Genco II LP’s liabilities and obligations shall be allocated to Genco II LP.

(h) All of Genco LP’s right, title and interest in and to any and all real estate and other property (including any assets, rights, claims, contracts and permits) owned by Genco LP, other than the STP Assets as more fully described in Section 2.2(j) below, shall be allocated to and vested in Genco II LP without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon.

(i) All of Genco LP’s liabilities and obligations, other than the STP Liabilities as more fully described in Section 2.2(k) below, shall be allocated to Genco II LP.

(j) All of Genco LP’s right, title and interest in and to any and all real estate and other property (including any assets, rights, claims, contracts and permits) described in Annex A attached hereto (collectively, the “STP Assets”) shall be allocated to and vested in Genco LP without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon.

(k) All of Genco LP’s liabilities and obligations described in Annex B attached hereto (collectively, the “STP Liabilities”) shall be allocated to Genco LP.

3.                            Genco LP hereby agrees that at any time, or from time to time, as and when requested by Genco II LP, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its authorized officers, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action, as Genco II LP, its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting or devolution to Genco II LP of any property, right, privilege or franchise pursuant to applicable law, or to vest or perfect in or confirm to Genco II LP, its successors and assigns, title to and possession of all the property, rights, privileges, powers, franchises and interests as a result of the Merger pursuant to applicable law, and otherwise to carry out the intent and purpose hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Plan of Merger as of the date first above written.

TEXAS GENCO, LP,
a Texas limited partnership

By:	Texas Genco GP, LLC, its General Partner

By:	/s/ David G. Tees
Name: David G. Tees
Title: President

TEXAS GENCO II, LP,
a Texas limited partnership

By:	Texas Genco II GP, LLC, its General Partner

By:	/s/ David G. Tees
Name: David G. Tees
Title: President

Annex A

STP ASSETS

(Capitalized terms used but not defined in this Annex A shall have the meanings ascribed to them in the Transaction Agreement.)

1.                          An undivided 30.8% interest in the tracts of land containing approximately 12,228.184 acres in Matagorda County, Texas conveyed by Reliant Energy, Incorporated to Texas Genco Holdings, Inc. in Deed dated August 31, 2002 and recorded in the real property records of Matagorda County, Texas (Matagorda County Clerk’s File No. 025924) (the “STP Land”); the two (2) nuclear steam electric generating units, Unit 1 and Unit 2, each having a capacity of approximately 1250 MW, located on the STP Land; all auxiliary equipment associated with the units; railroad strip and railroad spur and associated facilities; administrative and service facilities; river makeup pumping facility and all associated equipment; main cooling reservoir discharge station and all associated equipment; visitor center and all associated equipment; and certain ancillary equipment and related assets located in Matagorda County, Texas (“South Texas Project”).(1)

2.                          Amended and Restated South Texas Project Participation Agreement dated November 17, 1997 (the “STP Participation Agreement”) among Texas Genco Holdings, Inc. (“Genco Holdings”) (as successor in interest to Houston Lighting & Power Company), AEP Texas Central Company (as successor in interest to Central Power and Light Company (“AEP”), the City of San Antonio, acting by and through City Public Service Board of San Antonio (“CPS”), and the City of Austin (collectively, such parties are referred to as the “STP Owners”).

3.                          All cash and cash equivalents.

4.                          All of Genco LP’s undivided interest in the following Owned Real Property to the extent primarily related to the South Texas Project.

The easement and rights of way covering a Railroad Strip, being a strip of land approximately 80 feet wide, extending northerly from the South Texas Plant Site and containing 60.953 acres of land, more or less, as described in the instruments below:

A.                     An Easement and Right of Way, dated as of March 10, 1977, recorded in Book 578, Page 324 of the Deed Records of Matagorda County, Texas.

(1) The STP Assets include all rights of Genco LP under that certain Purchase and Sale Agreement by and between AEP Texas Central Company and City of San Antonio (acting by and through the City Public Service Board of San Antonio) and Genco LP, dated as of September 3, 2004, pursuant to which Genco LP has agreed to purchase an additional 13.2% interest in the South Texas Project from AEP for $174.2, subject to certain adjustments, pursuant to its exercise of its right of first refusal under the STP Participation Agreement (the “STP ROFR”).

B.                       An Easement and Right of Way dated as of September 27, 1977, recorded in the Book 589, Page 308 of the Deed Records of Matagorda County, Texas.

C.                       An Easement of Right of Way, dated as of September 27, 1977, recorded in Book 589, Page 287 of the Deed Records of Matagorda County, Texas.

D.                      An Amendment of Easement and Right of Way, dated as of September 28, 1978, recorded in Book 613, Page 667 of the Deed Records of Matagorda County, Texas.

5.                          All of Genco LP’s undivided interest in the Pollution Control Facilities at Units 1 and 2 of the South Texas Project, consisting of:

A.                     Chemical waste system;

B.                       Metal cleaning waste system;

C.                       Oily waste system;

D.                      Cooling water reservoir system;

E.                        Liquid radwaste processing systems;

F.                        Boron recycle systems;

G.                       Solid waste processing systems;

H.                      Sanitary waste system;

I.                           Non-radioactive chemical waste system;

J.                          Fuel handling system;

K.                      Resin regeneration system;

L.                        Gaseous waste processing system; and

M.                   Steam generator blowdown system.

6.                          All of Genco LP’s undivided interest in all interconnection equipment described as “GIF” in the South Texas Project Interconnection Agreement, dated August 15, 2002, by and among Reliant Energy, Incorporated, AEP, CPS, the City of Austin, and the STP Nuclear Operating Company (“STPNOC”) on behalf of and as agent for each person that is a participant under the STP Participation Agreement.

7.                          All of Genco LP’s undivided interest in any Contracts to the extent primarily related to the South Texas Project, excluding all power purchase agreements relating to the sale of power from STP whether on a unit contingent basis or otherwise (the “STP PPAs”), but including the following:

A.                     Project Agreements

1.                          STP Participation Agreement.

2.                          South Texas Project Operating Agreement dated as of November 17, 1997 among the STP Owners and STPNOC (“STP Operating Agreement”).

3.                          South Texas Project Transmission Lines Maintenance Agreement, dated effective as of November 17, 1997, by and among the STP Owners.

4.                          Switchyard Maintenance Agreement, dated effective as of November 17, 1997, by and among the STP Owners.

5.                          Interim Restructuring Agreement, dated August 15, 2002, by and among the STP Owners.

6.                          South Texas Project Interconnection Agreement, dated August 15, 2002, by and among Reliant Energy, Incorporated, AEP, CPS, the City of Austin, and STPNOC, on behalf of the STP Owners.

7.                          Agreement for Master Qualified Scheduling Entity Services by and among CPS, AEP, Reliant Energy, Incorporated, the City of Austin and STPNOC, dated June 1, 2001.

8.                          STP Operating Licenses.

B.                       Fuel and Fuel-Related Agreements

1.                          Contract for Nuclear Fuel Fabrication, dated July 19, 2000, between STPNOC, acting as agent for the STP Owners, and Westinghouse Electric Company LLC (“Westinghouse Electric”).

2.                          STPNOC Blanket Contract No. B02642, dated June 12, 2002, between STPNOC and Westinghouse Electric, as revised and amended.

3.                          STPNOC Blanket Contract No. B02425, dated October 2, 2001, between STPNOC and Cogema, Inc.

4.                          Uranium Enrichment Services Contract, dated August 28, 2002, between STPNOC and Urenco Limited, Urenco (Capenhurst) Ltd., Urenco Deutschland GmbH, and Urenco Nederland BV.

5.                          General Services Agreement, dated September 11, 2001, between STPNOC, as agent for the STP Owners, and Cameco Inc. (“Cameco”).

6.                          Concentrates Supply Agreement, dated September 27, 2001, between STPNOC, as agent for the STP Owners, and Cameco.

7.                          UF6 Conversion Services Agreement, dated August 28, 2002, between STPNOC, as agent for the STP Owners, and Cameco.

8.                          Letter Agreement, dated July 30, 2002, between STPNOC and Westinghouse Electric.

9.                          Letter Agreement, dated July 31, 2002, between STPNOC and Westinghouse Electric.

C.                       Water Agreements

1.                          Contract, dated as of January 1, 1976, by and between Lower Colorado River Authority (“LCRA”) and Houston Lighting & Power Company (“HL&P”), on behalf of itself and the other Participants in the South Texas Project.

2.                          Amendment to Contract, dated January 23, 1976, between LCRA and HL&P, on behalf of itself and other Participants in the South Texas Project.

3.                          Letter Agreement, dated January 30, 1979, between LCRA and HL&P, on behalf of itself and other Participants in the South Texas Project.

D.                      Lease Agreements

1.                          Lease Agreement, dated effective as of January 1, 2001, between STPNOC, on behalf of the STP Owners, and Joe A. Birkner, Jr.

2.                          Lease Agreement, dated effective as of January 1, 2001, between STPNOC, on behalf of the STP Owners, and Johnnie Carroll.

3.                          Lease Agreement, dated effective as of January 1, 2001, between STPNOC, on behalf of the STP Owners, and Johnnie Carroll.

4.                          Lease Agreement, dated effective as of January 1, 2001, between STPNOC, on behalf of the STP Owners, and Carmel Harrison & George Harrison.

5.                          Oil, Gas and Mineral Lease, dated May 19, 1948, between Victor A. Driscoll and J.F. Taylor.

6.                          Oil, Gas and Mineral Lease, dated May 19, 1948, between Evelyn Davis Driscoll and J.F. Taylor.

7.                          Oil, Gas and Mineral Lease, dated November 1, 1972, between Mary Culver Mecklenburg & H.W. Mecklenburg and Amoco Production Company.

8.                          Oil, Gas and Mineral Lease, dated November 1, 1972, between Nellie M. Lawson and Amoco Production Company.

9.                          Oil, Gas and Mineral Lease, dated February 2, 1973, between Harry E. Norris & James O. Carpenter and Amoco Production Company.

10.                    Oil, Gas and Mineral Lease, dated June 4, 1973, between Jake E. Foltyn & Rosemary Foltyn and Amoco Production Company.

11.                    Oil, Gas and Mineral Lease, dated June 4, 1973, between Mary Alice Pennybacker, individually and as independent executrix of the Estate of Percy V. Pennybacker, Deceased, Ruth Pennybacker & the Austin National Bank, Trustee of the Paul Bonner Pennybacker Trust Fund, and Amoco Production Company.

12.                    Oil Gas and Mineral Lease, dated June 29, 1973, between Lucy Rivers Vineyard, individually and as Trustee for Robert Royal Vineyard, Carter Rivere Vineyard under the Will of Robert Hawes Vineyard, Deceased, Robert Royal Vineyard, Individually, and Amoco Production Company.

13.                    Crop-Share-Cash Farm Lease, dated October 1, 1972, between Fred Broughton and Michael Ledwig.

E.                        Miscellaneous Agreements

1.                          Agreement for the Relocation of Farm to Market Road 521, dated August 26, 1975, by and among the STP Owners and the State of Texas, acting by and through the State Highway and Public Transportation Commission of the State of Texas.

2.                          Power Sales Agreement, dated January 1, 2002, between STPNOC, acting as agent for the STP Owners and AEP Texas Commercial & Industrial Retail Limited Partnership.

F.                        STPNOC Blanket Contracts

1.                          STPNOC Blanket Contract No. 01057, dated December 6, 1999, between STPNOC and LCRA, as revised or amended.

2.                          STPNOC Blanket Contract No. 01061, dated December 13, 1999, between STPNOC and High Tech Document Services, Inc. (“High Tech”), as revised or amended.

3.                          STPNOC Blanket Contract No. 01130, dated March 23, 2000, between STPNOC and Associated Engineering Resource, as revised and amended.

4.                          STPNOC Blanket Contract No. 01147, dated April 20, 2000, between STPNOC and Department of Energy - Nuclear Waste Fund, as revised and amended.

5.                          STPNOC Blanket Contract No. 01162, dated May 10, 2000, between STPNOC and Westinghouse Electric Company LLC (“Westinghouse Electric”), as revised and amended.

6.                          STPNOC Blanket Contract No. 01184, dated June 26, 2000, between STPNOC and Ondeo Nalco Chemical (“Nalco”), as revised and amended.

7.                          Houston Lighting & Power Company Purchase Order No. AM0329000, dated effective May 18, 1996, between STPNOC (as successor to Houston Lighting & Power Company) and Oracle Corporation (“Oracle”), as revised and amended.

8.                          Houston Lighting & Power Company Purchase Order No. AM0358000, dated effective December 9, 1996, between STPNOC (as successor to HL&P) and People Soft, as revised and amended.

9.                          Houston Lighting & Power Company Purchase Order, dated effective May 6, 1997, between STPNOC (as successor to HL&P) and Sungard Recovery Services, Inc., as revised and amended.

10.                    STPNOC Blanket Contract No. B02029, dated September 14, 2000, between STPNOC and Pro-Line Water Screen Service, Inc., as revised and amended.

11.                    STPNOC Blanket Contract No. B02036, dated September 21, 2000, between STPNOC and J. Conly & Associates, Inc., as revised and amended.

12.                    STPNOC Blanket Contract No. B02042, dated September 28, 2000, between STPNOC and IBM, as revised and amended.

13.                    STPNOC Blanket Contract No. B02077, dated October 27, 2000, between STPNOC and Siemens Westinghouse Power Corporation (“Siemens Westinghouse”), as revised and amended.

14.                    SPNOC Blanket Contract No. B02122, dated December 7, 2000, between STPNOC and Nalco, as revised and amended.

15.                    STPNOC Blanket Contract No. B02131, dated December 13, 2000, between STPNOC and Brock Specialty Services, Ltd. (“Brock Specialty Services”), as revised and amended.

16.                    STPNOC Blanket Contract No. B02134, dated December 14, 2000, between STPNOC and Software Spectrum, Inc., as revised and amended.

17.                    STPNOC Blanket contract No. B02170, dated January 15, 2001, between STPNOC and U.S. Nuclear Regulatory Commission, as revised and amended.

18.                    STPNOC Blanket Contract No. B02203, dated January 31, 2001, between STPNOC and Bartlett Nuclear, as revised and amended.

19.                    STPNOC Blanket Contract No. B02227, dated February 27, 2001, between STPNOC and Baker & Botts, L.L..P. (“Baker Botts”), as revised and amended.

20.                    STPNOC Blanket Contract No. B02230, dated February 28, 2001, between STPNOC and Morgan, Lewis and Bockius, LLP (“Morgan, Lewis and Bockius”), as revised and amended.

21.                    STPNOC Blanket Contract No. B02231, dated February 28, 2001, between STPNOC and AON Consulting, as revised and amended.

22.                    STPNOC Blanket Contract No. B02242, dated March 6, 2001, between STPNOC and Matthews and Branscomb, as revised and amended.

23.                    STPNOC Blanket Contract No. B02283, dated April 18, 2001, between STPNOC and Thyssen Krupp Elevator, as revised and amended.

24.                    STPNOC Blanket Contract No. B02300, dated May 8, 2001, between STPNOC and Matagorda County, as revised and amended.

25.                    STPNOC Blanket Contract No. B02304, dated May 21, 2001, between STPNOC and Matagorda County Hospital District, as revised and amended.

26.                    STPNOC Blanket Contract No. B02322, dated June 19, 2001, between STPNOC and Structural Integrity Associates, Inc., as revised and amended.

27.                    STPNOC Blanket Contract No. B02359, dated July 31, 2001, between STPNOC and Sorento Electronics, Inc., as revised and amended.

28.                    STPNOC Blanket Contract No. B02362, dated August 2, 2001, between STPNOC and Brock Specialty Services, as revised and amended.

29.                    STPNOC Blanket Contract No. B02363, dated August 6, 2001, between STPNOC and The Wackenhut Corporation, as revised and amended.

30.                    STPNOC Blanket Contract No. B02367, dated August 6, 2001, between STPNOC and Hurst Technologies Corporation, as revised and amended.

31.                    STPNOC Blanket Contract No. B02373, dated August 7, 2001, between STPNOC and Drago Supply Company.

32.                    STPNOC Blanket Contract No. B02420, dated September 27, 2001, between STPNOC and Cameco Inc., as revised and amended.

33.                    STPNOC Blanket Contract No. B02428, dated October 5, 2001, between STPNOC and Weir Valves & Controls USA, Inc., f/k/a/ Atwood and Morrill Co., Inc., as revised and amended.

34.                    STPNOC Blanket Contract No. B02439, dated October 24, 2001, between STPNOC and Houston Service Industries, as revised and amended.

35.                    STPNOC Blanket Contract No. B02458, dated November 29, 2001, between STPNOC and Sun Technical Services, Inc. (“Sun Technical”), as revised and amended.

36.                    STPNOC Blanket Contract No. B02558, dated February 26, 2002, between STPNOC and Studsvik Processing Facility, L.L.C., as revised and amended.

37.                    STPNOC Blanket Contract No. B02465, dated December 12, 2001, between STPNOC and Sun Technical, as revised and amended.

38.                    STPNOC Blanket Contract No. B02523, dated January 30, 2002, between STPNOC and High Tech, as revised and amended.

39.                    STPNOC Blanket Contract No. B02656, dated July 16, 2002, between STPNOC and Siemens Westinghouse, as revised and amended.

40.                    STPNOC Blanket Contract No. B02543, dated February 14, 2002, between STPNOC and Utilities Service Alliance, Inc., as revised and amended.

41.                    STPNOC Blanket Contract No. B02614, dated April 25, 2002, between STPNOC and Unitech Services Group, Inc., as revised and amended.

42.                    STPNOC Blanket Contract No. B02637, dated June 10, 2002, between STPNOC and Westinghouse Electric, as revised and amended.

43.       STPNOC Blanket Contract No. B02693, dated August 28, 2002, between STPNOC and Cameco Corporation, as revised and amended.

44.       STPNOC Blanket Contract No. B02694, dated August 28, 2002, between STPNOC and Urenco Ltd., as revised and amended.

45.       STPNOC Blanket Contract No. B02749, dated December 21, 2002, between STPNOC and Crane Nuclear, Inc., as revised and amended.

46.       STPNOC Blanket Contract No. B02769, dated January 30, 2003, between STPNOC and Westinghouse Electric.

47.       HL&P Purchase Order No. MS0593000, dated July 31, 1996, between STPNOC (as successor to HL&P) and Air Liquide America Corp.

48.       STPNOC Purchase Order No. QB0042000, dated December 15, 1997, between STPNOC and Nalco, as revised and amended.

49.       STPNOC Purchase Order No. QB0045000, dated February 9, 1998, between STPNOC and Nalco, as revised and amended.

50.       STPNOC Purchase Order No. QB0068000, dated February 18, 1999, between STPNOC and Nuclear Logistics, Inc., as revised and amended.

51.       Purchase Order (Contract Services) No. ST-401694, dated November 26, 1997, between STPNOC, acting as agent for the STP Owners, and Baker Botts.

52.       STPNOC Blanket Contract No. 01113, dated February 29, 2000, between STPNOC and Artemis International Solutions Corp. as revised or amended.

53.       STPNOC Blanket Contract No. B02865, dated June 17, 2003, between STPNOC and IBM Corporation.

54.       STPNOC Blanket Contract No. B02932, dated November 5, 2003, between STPNOC and Westinghouse Electric.

55.       STPNOC Blanket Contract No. B02954, dated December 11, 2003, between STPNOC and Cooper Energy Services.

56.       STPNOC Blanket Contract No. B02987, dated January 21, 2003, between STPNOC and Westinghouse Electric.

57.       STPNOC Blanket Contract No. B02988, dated January 27, 2004, between STPNOC and Continental Field Systems, Inc., as revised and amended.

58.       STPNOC Blanket Contract No. B02479, dated December 26, 2001, for Power Sales Agreement dated January 1, 2002 between AEP-Central Power and Light and STP Nuclear Operating Company.

59.       STPNOC Blanket Contract No. B02998 dated February 19, 2004 between Scott, Madden & Associates, Inc. and STPNOC.

60.       STPNOC Blanket Contract No. B03027 dated April 19, 2004 between Bass Construction Co., Inc. and STPNOC.

8.         All of Genco LP’s undivided interest in inventory, including nuclear fuel inventory, at the South Texas Project.

9.         All of Genco LP’s undivided interest in office equipment at the South Texas Project.

10.       That certain Credit Agreement, dated as of December 23, 2003, as amended (the “Genco Credit Facility”), with a syndicate of banks, a copy of which has been provided to Buyer, as amended by that certain First Amendment to Credit Agreement and Pledge Agreement dated as of September 3, 2004, among, Texas Genco Holdings, Inc., Texas Genco GP, LLC, Texas Genco LP, LLC, Texas Genco Services, LP, Genco LP, the lenders named therein and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent (the “Credit Agreement Amendment”). Related to the Genco Credit Facility is a Pledge Agreement, dated as of December 23, 2003 (the “Genco Pledge Agreement”), made by and among Texas Genco, LP with and in favor of Deutsche Bank AG New York Branch, in its capacity as Collateral Agent under the Genco Credit Facility dated as of December 23, 2003, as amended by the Credit Agreement Amendment.

11.       Environmental Permits on the attached lists to the extent primarily related to South Texas Project.

12.       All rights under the Spin-Off Separation Agreement arising out of or relating to the STP Assets and Liabilities, excluding any STP PPAs.

13.      The Decommissioning Trust Agreement, associated decommissioning funds, and the following contracts:

(a)       Amended and Restated Investment Manager Agreement by and between Reliant Energy, Incorporated and NISA Investment Advisors, L.L.C. dated July 1, 2000.

(b)      Investment Manager Agreement by and between Reliant Energy, Incorporated and BlackRock Financial Management, Inc. dated July 1, 2000.

(c)       Texas Genco, LP, Investment Policy for the South Texas Project Nuclear Decommissioning Trust dated August 29, 2003.

(d)      Securities Lending Authorization by and between Reliant Energy, Incorporated and Mellon Bank, N.A. dated July 27, 1999.

(e)       Agreement by and between Reliant Energy, Incorporated and Mellon Bank, N.A. relating to DT International Stock Index Fund.

(f)       Consulting Agreement by and between Reliant Energy, Incorporated and Ennis, Knupp & Associates dated December 1, 1999.

14.       Genco LP’s undivided interest in the machinery, mobile or otherwise, equipment, vehicles, tools, fixtures, furniture and furnishings, and other tangible personal property related to or used, or useful, in the operation of the South Texas Project that are used primarily in the operation of the South Texas Project, or, in the ordinary course of business consistent with past practice, are customarily located at the South Texas Project.

15.       Genco LP’s undivided interest in all Spent Nuclear Fuel presently stored at the South Texas Project (including any such fuel which may have been used in connection with generating Texas Genco’s share of electricity at the South Texas Project).

16.       Genco LP’s undivided interest in miscellaneous assets necessary, useful or used in or ancillary to operating the South Texas Project and primarily utilized in connection therewith, but not otherwise enumerated above, and that in the ordinary course of business consistent with past practice are (i) located at the South Texas Project or (ii) owned, operated, maintained or under the control of the STPNOC, but excluding the STP PPAs.

The South Texas Project does not include the transmission and distribution equipment owned and controlled by the four Transmission Co-Owners as described in the STP Interconnection Agreement. The points of interconnection to the transmission owners are the connection points for each unit’s generator step-up transformer in the STP Switchyard, the connection points for each unit’s stand-by transformer in the STP Switchyard, and the connection point of the 138KV services in the STP Switchyard. The transmission and distribution equipment owned by the Transmission Co-Owners consists of the STP Switchyard and the transmission lines and towers running through the east, north and west transmission corridors, including its supporting equipment.

17.       Genco LP’s undivided interest in all real estate and other property (including all assets, right, claims, Contracts and Permits) at the South Texas Project to the extent related to the South Texas Project, but excluding the STP PPAs.

18.       Any and all permits by rule related to the South Texas Project.

19.       The following permits:

Permit	Certificate Number
Texas Commission on Environmental Quality
Auxiliary Boiler Air Quality Permit	7410 / PSD-TX-209M1
Beneficial Land Application of Sludge	04523
Industrial Solid Waste Generation/Disposal	30651
Storm Water Permit	TXR05P472
Title V Air Quality Permit	0-00801
Wastewater Discharge Disposal Permit (TNRCC/NPDES)	01908 / TX0064947
Public Water Supply - Main Plant	1610051
Public Water Supply - Nuclear Support Center/Nuclear Training Facility	1610103

Texas Department of Licensing and Regulation, Boiler Program
Auxiliary boiler (Texas Boiler No. 139402)	200411100015
MOF locker room portable water heater (Texas Boiler No. 139361)	200405010053
MUD system water heater (Texas Boiler No. 117630)	200405010049
Unit 1 MAB DW water heater (Texas Boiler No. 117631)	200405010050
Unit 1 MAB PW water heater (Texas Boiler No. 117632)	200405010051
Unit 2 MAB PW water heater (Texas Boiler No. 151206)	200405010052
Unit 2 MAB DW water heater (Texas Boiler No. 151207)	200405010052
Nuclear Boiler #1	Texas Nuclear Boiler No. 1
Nuclear Boiler #2 .	Texas Nuclear Boiler No. 2

Texas Department of Public Health
Radioactive Material License	L04222 (Amd 16)
Industrial Radiation Machines and Services (security x-ray)	R15820 (Amd 10)

Texas General Land Office - Coastal Easement (intake dredging)	LC980025

Texas Water Commission
Certificate of Adjudication	14-5437
Contractual Permit to Appropriate State Water	CP-327

Federal Communications Commission - approximately 20 radio licenses	Various

U.S. Army Corps of Engineers
Barge slip dredging	01570
Reservoir makeup pumping facility dredging	13848
Intake Barge Slip/Discharge	10570
Temporary Cofferdam	11086
Maintenance Dredging	14848(01)
Boat Slip	15351

U.S. Department of Energy - Spend Fuel Disposal Contract	DE-CR01-87RW00129

U.S. Department of Transportation - Hazardous Material Certificate of Registration	052802-550-01 IK

U.S. Nuclear Regulatory Commission
QA Program Approval for Radioactive Material Packages	0645
Unit 1 Operating License	NPF-76
Unit 2 Operating License	NPF-80

20.       That certain Cash Collateral Agreement, dated as of December 10, 2004, by and between Texas Genco, LP and Citibank, N.A., as amended, modified and/or supplemented from time to time, and the related account (Account No. 813422, Account Name: Citibank N.A., maintained at Citibank, N.A.’s office located at 388 Greenwich Street - 21st floor New York, N.Y. 10013).

21.       That certain Cash Collateral Agreement, dated as of December 10, 2004, by and between Texas Genco, LP and Deutsche Bank Ag New York Branch, as amended, modified and/or supplemented from time to time, and the related account (Account No. 43926, Account Name: DBAG/Texas Genco Cash Deposit Account, maintained at Deutsche Bank Ag New York Branch’s office located at 60 Wall Street, 11th Floor New York, NY 10005).

Annex B

STP LIABILITIES

Note: Capitalized terms used but not defined in this Annex B shall have the meanings ascribed to them in the Transaction Agreement.

1.         All of Genco LP’s undivided interest in all liabilities and obligations arising under any of the Contracts listed in Annex A (not including the STP PPAs).

2.         All of Genco LP’s liabilities and obligations arising in connection with the STP ROFR.

3.         All of Genco LP’s liabilities and obligations arising in connection with the Qualified Decommissioning Fund and the Nonqualified Decommissioning Funds.

4.         All other liabilities and obligations of Genco LP to the extent related to the STP Assets set forth in Annex A.

5.         Genco LP shall be a co-obligor together with Genco II LP under the Genco Mortgage (as defined below) until the Non-STP Acquisition Closing Date.

6.         That certain Credit Agreement, dated as of December 23, 2003, as amended (the “Genco Credit Facility”), with a syndicate of banks, a copy of which has been provided to Buyer, as amended by that certain First Amendment to Credit Agreement and Pledge Agreement dated as of September 3, 2004, among, Texas Genco Holdings, Inc., Texas Genco GP, LLC, Texas Genco LP, LLC, Texas Genco Services, LP, Genco LP, the lenders named therein and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent (the “Credit Agreement Amendment”). Related to the Genco Credit Facility is a Pledge Agreement, dated as of December 23, 2003 (the “Genco Pledge Agreement”), made by and among Texas Genco, LP with and in favor of Deutsche Bank AG New York Branch, in its capacity as Collateral Agent under the Genco Credit Facility dated as of December 23, 2003, as amended by the Credit Agreement Amendment.

7.         The Genco Credit Facility is secured by a series of first mortgage bonds (the “Series C Genco Mortgage Bonds”) issued by Genco LP, in an aggregate principal amount of $250 million under a First Mortgage Indenture, dated as of December 23, 2003, as supplemented, (the “Genco Mortgage”), between JPMorgan Chase Bank, as trustee, and Genco, LP, a copy of which has been provided to Buyer. All of Genco, LP’s real and tangible properties, subject to certain exclusions, are currently subject to the lien of the Genco Mortgage.

8.         Genco LP has also issued a series of first mortgage bonds (the “Series B Genco Mortgage Bonds”) in an aggregate principal amount of $175 million under the Genco Mortgage to J. Aron & Company to secure Genco LP’s obligations under the Power Purchase Agreement.

9.         That certain Cash Collateral Agreement, dated as of December 10, 2004, by and between Texas Genco, LP and Citibank, N.A., as amended, modified and/or supplemented from time to time.

10.       That certain Cash Collateral Agreement, dated as of December 10, 2004, by and between Texas Genco, LP and Deutsche Bank Ag New York Branch, as amended, modified and/or supplemented from time to time.

Reports Unit	[SEAL]	Roger Williams
P.O. Box 12028		Secretary of State
Austin, Texas 78711-2028

Office of the Secretary of State

January 10, 2006

C T Corporation System
Texas Genco, LP
1021 Main Street Suite 1150
Houston, TX 77002

Periodic Report - First Notification Letter

Re: Texas Genco, LP
File Number: 800038960

Dear Registered Agent:

A limited partnership is required by law to file a periodic report with the Secretary of State not more than once every four years. You are hereby notified that the above referenced limited partnership is required to file the periodic report at this time. This periodic report should be completed and received by this office on or before February 9, 2006. Failure to file the periodic report when due will result, after notice, in the forfeiture of the limited partnership’s right to transact business in the state of Texas and could ultimately result, after notice, in the cancellation or termination of the domestic limited partnership or the cancellation or revocation of the registration of the foreign limited partnership.

One copy of the required periodic report is enclosed, along with instructions for completing the report. Make any necessary changes to the preprinted information by typing or printing the new information in the area provided. Submit the periodic report, along with the required filing fee that is shown on the attached report, to the mailing address on the report form. Please make a copy of this report prior to mailing and retain for the limited partnership’s records.

For your convenience, the periodic report may be filed online through SOSDirect at http://www.sos.state.tx.us/corp/sosda/index.shtml.

If you have any questions about filing the periodic report or require assistance filing online using SOSDirect, please call 512-475-2705 or e-mail ReportsUnit@sos.state.tx.us.

Sincerely,
Reports Unit
Business and Public Filings Division

Enclosure

Come visit us on the Internet @ http://www.sos.state.tx.us/
Phone: 512-475-2705	Fax: 512-463-1425	Dial: 7-1-1 for Relay Services

Form 804	[SEAL]	This space reserved for filing office use
(revised 01/06)

Return in Duplicate to		FILED
Secretary of State		In the Office of the
P O Box 12028		Secretary of State of Texas
Austin, TX 78711-2028
Phone 512/475-2705		JAN 25 2006
FAX 512/463-1425	Periodic Report
Dial 7-1-1 for Relay Services	of a	Corporations Section
Filing Fee: See Instructions	Limited Partnership

File Number: 800038960

1    The limited partnership name is Texas Genco, LP

2    It is organized under the laws of (set forth state of foreign country) Texas

3    The name of the registered agent is

☒ A The registered agent is a domestic entity or a foreign entity that is registered to do business in Texas (cannot be limited partnership named above) by the name of

CT Corporation

OR

☐ B The registered agent is an individual resident of the state  whose name is

First Name	MI Last Name	Suffix

4             The registered office address, which is identical to the business office address of the registered agent in Texas, is (use street or building address, see Instructions)

1021 main street Suite 1150	Houston	TX	77002
Street Address	City	State	Zip code

5    The address of the principal office in the United States where the records are to be kept or made available is

1301 McKinney St. Suite 2300	Houston	TX	77010	USA
Street or Mailing Address	City	State	Zip code	Country

6    The names and addresses of all general partners of the limited partnership are

(if additional space is needed, include the information as an attachment to this form)

Texas Genco GP, LLC
First Name	MI Last Name	Suffix

1301 McKinney St. Suite 2300	Houston	TX	77010	USA
Street or Mailing Address	City	State	Zip code	Country

First Name	MI Last Name			Suffix

Street or Mailing Address	City	State	Zip code	Country

3

First Name	MI Last Name			Suffix

Street or Mailing Address	City	State	Zip code	Country

Execution:

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument

Date	1/11/06	/s/ Thad Miller
Signed on behalf of the limited partnership

Texas Genco GP, LLC
By (general partner)
		Name:	Thad Miller
		Title:	Vice President

4

FILED In the Office of the Secretary of State of Texas MAR 06 2006 Corporations Section

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.

1.                         The name of the limited partnership is Texas Genco, LP.

2.                         The certificate of limited partnership is amended as follows: The name of the limited partnership continued hereby is NRG South Texas LP.

3.                         This certificate of amendment shall be effective as of March 15, 2006.

Dated: February 28, 2006

Texas Genco, LP

By Texas Genco GP, LLC,
its General Partner

	By:	/s/ Illegible
	Name:	Illegible
	Title:	President Illegible

TX082 — CT System Online RECEIVED Mar 06 2006 Secretary of State

NRG KAUFMAN LLC

CONSENT TO USE OF NAME

NRG Kaufman LLC, a Delaware limited liability company formed under the laws of the State of Delaware, hereby consents in writing to the use of the NRG name by Texas Genco II, LP, a Texas limited liability company, and Texas Genco, LP, a Texas limited liability company (collectively the “Companies”), in contemplation of the filing of documents to effect a name change for such Companies in the State of Texas.

IN WITNESS WHEREOF, the undersigned has executed this consent this 2nd day of March, 2006.

NRG KAUFMAN LLC

By:	/s/ Marie Eoitrheim
Name:	Marie Eoitrheim
Title:	Secretary

[SEAL]	Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 800038960 12/27/2007 Document #: 197728294475 Image Generated Electronically

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.                         The name of the entity represented is

NRG South Texas LP

The entity’s filing number is 800038960

2.                         The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

1021 Main Street, Suite 1150, Houston, TX 77002

3.                         The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul Street, Dallas, TX 75201

4.                         Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	12/27/2007

CT Corporation System

Name of Registered Agent

Marie Hauer

Signature of Registered Agent

FILING OFFICE COPY

[SEAL]	Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 800038960 04/19/2010 Document #: 304508731398 Image Generated Electronically

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.                         The name of the entity represented is

NRG South Texas LP

The entity’s filing number is 800038960

2.                         The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

350 N. St. Paul St., Dallas, TX 75201

3.                         The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul St., Ste. 2900, Dallas, TX 75201-4234

4.                         Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	04/19/2010

CT Corporation System

Name of Registered Agent

Kenneth Uva, Vice President

Signature of Registered Agent

FILING OFFICE COPY